SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: April 24, 2000                   Commission file number 1-12151
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                       CHASE PREFERRED CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)


        Delaware                                                13-3899576
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(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                       Identification No.)


     270 Park Avenue, New York, NY                                  10017
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(Address of principal executive offices)                          (Zip Code)


       (Registrant's telephone number, including area code) (212) 270-6000
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Item 2. Acquisition or Disposition of Assets.

      On March 16, 2000, Chase Preferred Capital Corporation (the "Registrant") announced that it had approved a series of transactions (the "Transactions") pursuant to which the Registrant would acquire additional assets (the "Additional Assets") consisting of:

      - 100% participation interests in loans (and the related servicing rights) originated or acquired by The Chase Manhattan Bank (the "Bank"), Chase Manhattan Bank USA, National Association ("Chase USA"), or their affiliates that are secured by residential second mortgages (the "Second Mortgage Loans");

      - 100% participation interests in loans (and the related servicing rights) originated or acquired by the Bank, Chase USA or their affiliates that are secured by first priority security interests in manufactured housing units ("Manufactured Housing Loans"); and

      - nonrecourse intercompany loans (the "Intercompany Loans") made by the Registrant to the Bank and Chase USA secured by a pledge by the applicable borrower of outstanding loans under home equity lines of credit originated or acquired by the borrower (the "HELOCs").

      The Bank is the Registrant's parent corporation, and Chase USA is an affiliate of the Registrant and the Bank. The basic terms of the Transaction, as well as the nature of the relationships between the Corporation, the Bank and the Bank's affiliates are more fully described in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, to which reference is hereby made.

      The Registrant has completed the first phase of its implementation of the Transactions by acquiring an aggregate of $4.755 billion of Additional Assets, as follows:

      - On April 7, 2000, the Registrant made approximately 2.627 billion aggregate principal amount of Intercompany Loans, approximately $1.469 billion of which were made to the Bank and approximately $1.158 billion of which were made to Chase USA.

      - On April 11, 2000, the Registrant acquired 100% participation interests in approximately $2.128 billion aggregate principal amount of Second Mortgage Loans, net of reserves. Of such additional Second Mortgage Loans, approximately $101 million were acquired from the Bank and approximately $2.027 billion were acquired from Chase USA.

      The consideration paid for the Second Mortgage Loans and for the Intercompany Loans made by the Registrant were funded through the issuance and sale by the Registrant to the Bank of 4,800 shares of the Registrant's Floating Rate Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), for a purchase price of $1 million per share.


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


      The Registrant anticipates that it will complete the final phase of its implementation of the Transactions on May 15, 2000 by acquiring participation interests in approximately $2.1 billion aggregate principal amount of Manufactured Housing Loans and additional Second Mortgage Loans. In addition, as previously announced, the Registrant anticipates that on a monthly basis following its initial acquisition , the Registrant will purchase additional 100% participation interests in Second Mortgage Loans and Manufactured Housing Loans originated or acquired by the Bank or Chase USA. At its discretion, the Registrant may also make additional Intercompany Loans from time to time in the future.

Forward-Looking Statements

      The above contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to risks and uncertainties and the Registrant's actual results may differ from those set forth in the forward-looking statements. Those uncertainties may include, among others, the risk of adverse impacts from an economic downturn or changes in interest rates, factors impacting the adequacy of the Registrant's allowance for loan losses, the Registrant's dependence upon its affiliates and conflicts of interest that may arise with its affiliates. For a more detailed discussion of those uncertainties, reference is made to the Registrant's reports filed with the Securities and Exchange Commission, in particular the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHASE PREFERRED CAPITAL CORPORATION
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                                                   (Registrant)


Dated:  April 24, 2000                      By:  /s/ Louis M. Morrell
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                                                     Louis M. Morrell
                                                     Treasurer


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